CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Liberty Municipal Money Market Fund (formerly, Liberty Tax-Exempt Money Market Fund and Colonial Municipal Money Market Fund, one of the series comprising Liberty Funds Trust IV) in the Liberty Municipal Money Market Fund Prospectus and "Independent Auditors," "Financial Statements," and "Information Concerning the Portfolio" in the Liberty Municipal Money Market Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 60 to the Registration Statement (Form N-1A, No. 2-62492) of our report dated August 18, 2000 on the financial statements and financial highlights of Liberty Municipal Money Market Fund (one of the series comprising Liberty Funds Trust IV) and SR&F Municipal Money Market Portfolio (one of the series of the SR&F Base Trust) included in the Liberty Tax-Exempt Money Market Fund Annual Report dated June 30, 2000.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2000